SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 18, 2005

TEDA TRAVEL INCORPORATED
(Exact name of registrant as specified in Charter)

Florida	000-29077	65-0963971
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

30 Burton Hills Boulevard, Suite 310
Nashville, TN 37215
(Address of Principal Executive Offices)

(615) 361-5551
(Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01  Changes in Registrant’s Certifying Accountant.

Webb & Company, P.A., Certified Public Accountants, audited the financial statements of the Registrant for the calendar year ended December 31, 2004. These financial statements accompanied the Registrant’s Annual Reports on Form 10-KSB for the calendar year ended December 31, 2004, which was previously filed with the Securities and Exchange Commission and which is incorporated herein by reference. The Registrant has been notified that effective November 18, 2005, Webb & Company, P.A. has resigned as the Registrant’s auditor.

During the fiscal years ended December 31, 2004 and 2003, the financial statements of the Registrant did not contain any adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to any uncertainty, audit scope, or accounting principles, except that such financial statements were prepared assuming the Registrant will continue as a going concern.

In addition, during the fiscal years ended December 31, 2004 and 2003, and the subsequent interim periods ended March 31, June 30 and September 30, 2005, through the date of the resignation, there were no disagreements between the Registrant and Webb & Company, P.A. on any matter of accounting principles or practice, financial statement disclosure, or auditing scope or procedure, which if not resolved to the satisfaction of Webb & Company, P.A., would have caused Webb & Company, P.A. to make reference to the subject matter of the disagreement in connection with its reports.

Item 9.01  Financial Statement and Exhibits.

Exhibit Number	Description

99.1	Letter from Webb & Company, P.A.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

TEDA TRAVEL INCORPORATED

By:	/s/ Liam Collins
Liam Collins
Chief Executive Officer

Dated: February 17, 2006